Exhibit 24.1
POWER OF ATTORNEY
     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Richard M. Whiting and Joseph W. Bean as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, to sign for the undersigned and in the undersigned’s name as a director of Patriot Coal Corporation (“Patriot”) the Registration Statement on Form S-4 to be filed by Patriot with the Securities and Exchange Commission under the Securities Act of 1933, as amended, with respect to the issuance of shares of Patriot common stock to stockholders of Magnum Coal Company (“Magnum”) pursuant to the Agreement and Plan of Merger dated as of April 2, 2008, as may be amended from time to time, among Patriot, Magnum, Colt Merger Corporation and ArcLight Energy Partners Fund I, L.P. and ArcLight Energy Partners Fund II, L.P., acting jointly, as stockholder representative, and any and all amendments (including post-effective amendments) to said Registration Statement and to file the same, with all exhibits and schedules thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each of said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his substitute(s), may lawfully do or cause to be done by virtue hereof. This Power of Attorney may be executed in one or more counterparts.

/s/ J. Joe Adorjan J. Joe Adorjan	Director	May 30, 2008

/s/ B.R. Brown B.R. Brown	Director	May 30, 2008

/s/ Irl F. Engelhardt Irl F. Engelhardt	Director	May 30, 2008

/s/ John E. Lushefski John E. Lushefski	Director	May 30, 2008

/s/ Michael M. Scharf Michael M. Scharf	Director	May 30, 2008

/s/ Robert O. Viets Robert O. Viets	Director	May 30, 2008